Exhibit 99.1

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

FOR RELEASE – March 4 – 7:00 am (EST)

AETI Reports 2013 Q4 and Fiscal Year Results

Annual profit up 102 percent on continued record quarterly revenue

HOUSTON, March 4, 2014—American Electric Technologies, Inc. (NASDAQ: AETI), a leading supplier of power delivery solutions for the global energy industry, today announced its fourth quarter and fiscal year 2013 financial results.

For the fiscal year ended December 31, 2013, the company reported annual revenues of $65 million, up 21% from 2012. Income from domestic operations for the year was up more than 480% to $2.5 million and net income attributable to common shareholders was up 102% to $4.2 million from fiscal year 2012.

For the fourth quarter, AETI reported consolidated revenue of $18.1 million, which was up 21% from Q4 2012, and up 3% from the previous record revenues reported in Q3 2013.

Income from domestic operations for the quarter was up 113% to $0.7 million versus Q4 2012 but down 8% from Q3 2013. Net income attributable to common shareholders for the quarter was $0.6 million or ($0.07/share) up 21% from Q4 2012 but down $0.3 million from Q3 2013.

“We were pleased with both our top line revenue growth and our strong profitability growth in 2013, both of which were driven primarily by our record revenue in our core technical products group,” said Charles Dauber, AETI president and chief executive officer.

AETI’s joint venture companies reported record combined revenues of $105 million for the year, a 6% increase over 2012, and AETI’s 2013 equity in the income of its foreign joint ventures, net of management expenses was $2.8 million, up slightly from 2012. For the quarter, AETI’s equity joint ventures had revenues of $5.5 million, down 51% vs. Q4 of 2012 and reported a loss of $0.2 million net of management expenses on the reduced activity, compared with a $0.4 million profit in both Q4 2012 and Q3 2013.

Dauber continued, “All of our international joint ventures showed down results for Q4, which is reflective of slowed growth in the developing energy markets. BOMAY, AETI’s Chinese joint venture, showed a seasonal decline, but was also impacted by a slowing Chinese economy and some customer delays at CNPC. We expect to see a business improvement at BOMAY Q1 2014. However, we expect our Brazil joint venture to remain at these lower activity levels for at least several quarters.”

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

For the quarter ended December 31, 2013, the Company reported Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $0.8 million, an 18% percent decline over the same period in 2012. The decline in quarterly EBITDA is primarily attributable to reduced equity income from the Company’s joint ventures. The Company ended the quarter with $4.1 million of cash, $0.5 million of debt and $23.6 million of backlog.

“Although our international joint ventures had a down second half of 2013, they still had a strong 2013 overall, and we remain optimistic on the long-term Chinese and other international energy market opportunities,” Dauber said.

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Conference Call

AETI will conduct a conference call at 10:00am EST on Tuesday, March 4, 2014, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 888-500-6970, pass code 921856, in the United States or 719-955-1569, pass code 921856, from outside the United States.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Fla. and Bay St. Louis, Miss. In addition, AETI has minority interests in three joint ventures, which have facilities located in Xian, China, Singapore and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future demand for our products, international expansion, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 28, 2013. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Business Segments (in thousands and percentages are calculated on segment sales and total sales) Unaudited

	Three Months Ended				Twelve Months Ended
	December 31,		December 31,		December 31,		December 31,
	2013		2012		2013		2012
Revenue:
Technical Products and Services	$13,543		$11,600		$49,150		$38,973
Electrical and Instrumentation Construction	2,954		2,094		10,089		9,196
American Access Technologies	1,649		1,342		6,091		5,896

	$18,146		$15,036		$65,330		$54,065

Gross profit:
Technical Products and Services	$2,954	22%	$2,186	19%	$9,072	18%	$6,649	17%
Electrical and Instrumentation Construction	600	20%	(80)	-4%	2,095	21%	513	6%
American Access Technologies	18	1%	384	29%	648	11%	961	16%

	$3,572	20%	$2,490	17%	$11,815	18%	$8,123	15%

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations:
Technical Products and Services	$2,689	20%	$2,074	18%	$8,061	16%	$6,012	15%
Electrical and Instrumentation Construction	600	20%	(80)	-4%	2,096	21%	513	6%
American Access Technologies	(362)	-22%	45	3%	(712)	-12%	(484)	-8%
Corporate and other unallocated expenses	(2,231)		(1,712)		(6,995)		(5,622)

Income (loss) from domestic operations	696	4%	327	2%	2,450	4%	419	1%

Equity income from BOMAY	(57)		184		2,066		2,569
Equity income (loss) from MIEFE	(31)		(3)		115		16
Equity income from AAG	(28)		336		843		503
Foreign operations expenses	(63)		(97)		(267)		(343)

Net equity income from foreign joint ventures’ operations	(179)		420		2,757		2,745

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations	517	3%	747	5%	5,207	8%	3,164	6%

Interest expense and other, net	129		(32)		57		(148)

Total other income (expense)	129		(32)		57		(148)

Income (loss) before income taxes	646		715		5,264		3,016
Provision for income taxes	(32)		141		713		707

Net income (loss) before redeemable preferred stock	678		574		4,551		2,309
Dividends on redeemable preferred stock	(86)		(85)		(342)		(225)

Net income (loss) attributable to common stockholders	$592	3%	$489	3%	$4,209	6%	$2,084	4%

Earnings (loss) per common share: Basic	$0.07		$0.06		$0.53		$0.26

Diluted	$0.07		$0.06		$0.48		$0.25

Weighted-average number of common shares outstanding:
Basic	8,006,265		7,918,943		7,990,690		7,901,225

Diluted	9,537,868		8,226,284		9,472,506		8,258,742

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,148	$4,477
Accounts receivable-trade, net of allowance of $342 and $225 at December 31, 2013 and December 31, 2012, respectively	11,480	9,731
Inventories, net	5,216	5,616
Costs and estimated earnings in excess of billings on uncompleted contracts	5,312	2,205
Prepaid expenses and other current assets	439	318

Total current assets	26,595	22,347
Property, plant and equipment, net	6,040	4,922
Investments in foreign joint ventures	13,033	11,408
Other assets	168	297

Total assets	$45,836	$38,974

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,850	$4,438
Accrued payroll and benefits	1,911	1,519
Other accrued expenses	411	522
Billings in excess of costs and estimated earnings on uncompleted contracts	3,021	3,576
Short-term notes payable	120	54

Total current liabilities	11,313	10,109
Notes payable	500	500
Deferred compensation	211	122
Deferred income taxes	3,541	3,058

Total liabilities	15,565	13,789

Convertible preferred stock
Redeemable convertible preferred stock, series A, net of discount of $720 and $806 at December 31, 2013 and December 31,2012, respectively; $.001 par value, shares issued and outstanding 1,000,000 December 31, 2013, and December 31,2012	4,236	4,194

Common stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 8,008,759 and 7,919,032 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	8	8
Additional paid-in capital	10,494	9,597
Treasury stock; at cost (49,863 shares at December 31, 2013 and 20,222 shares at December 31, 2012)	(238)	(92)
Accumulated other comprehensive income	983	900
Retained earnings; including accumulated statutory reserves in equity method investments of $1,857 and $1,620 at December 31, 2013 and December 31, 2012, respectively	14,788	10,578

Total common stockholders’ equity	26,035	20,991

Total liabilities, preferred stock and stockholders’ equity	45,836	38,974

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings , Including Net Equity Income from Foreign Joint Ventures, Before Interest,

Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(In thousands)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Net Income (loss) attributable to common stockholders	$592	$489	$4,209	$2,084
Add:
Dividends on redeemable preferred stock	86	85	342	225
Depreciation and amortization	252	195	872	877
Interest expense and other, net	(129)	32	(57)	148
Provision for income taxes	(32)	141	713	707

EBITDA	$769	$942	$6,079	$4,041

(1)	The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2012 10-K which was filed on March 28, 2013.

Investor Contact:

American Electric Technologies, Inc.

Andrew L. Puhala

713-644-8182

investorrelations@aeti.com

Media Contact:

Molly LeCronier

Ward Creative Communications

713.869.0707

mlecronier@wardcc.com